Exhibit 99

Resideo Announces Third Quarter 2023 Financial Results

Sharpened focus on portfolio optimization with sale of Genesis Cable and purchase of Sfty, a Norwegian provider of life safety monitoring technology

Expanded partnerships with leading national insurance providers, USAA and Nationwide

Identified and executed on further cost cutting initiatives

Repurchased 1.8 million shares for $30 million as part of $150 million repurchase program

SCOTTSDALE, Ariz., November 1, 2023 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer and developer of technology-driven products that provide critical home comfort, energy management, and safety and security solutions and a leading wholesale distributor of low-voltage security, life safety, audio visual, data com, and other product categories, today announced financial results for the third quarter ended September 30, 2023.
Third Quarter Financial Highlights
•Net revenue of $1.55 billion compared to $1.62 billion in the third quarter 2022
•Income from operations of $109 million, including restructuring charges of $38 million, compared to $155 million in the third quarter 2022
•Fully diluted GAAP EPS of $0.14 and non-GAAP EPS of $0.41 compared to GAAP EPS of $0.42 and non-GAAP EPS of $0.48 in the third quarter 2022
•Cash provided by operating activities of $60 million, up from $37 million in the third quarter 2022
Management Remarks
“We experienced more stable end market conditions and order activity within Products and Solutions in the third quarter, driving revenue and profitability, excluding restructuring, above the midpoint of our outlook,” commented Jay Geldmacher, Resideo’s President and CEO. “While volumes remain a headwind, we again drove year-over-year improvement in Products and Solutions gross margin through a focus on input cost reductions and benefits from labor cost management.”
“We executed on a number of important strategic initiatives during the quarter, including reaching an agreement to sell our non-strategic Genesis Cable business at an attractive multiple, actioning additional structural cost reductions across the organization, deepening our relationship within the insurance channel, and opening our new Dallas, TX distribution super center supporting ADI. We continue to actively work on opportunities to optimize our portfolio and operational footprint, which in conjunction with the restructuring undertaken over the past 12 months creates significant opportunity for future profitability expansion. Despite a challenging market environment, I am confident that we are taking the necessary steps to position the business for profitable growth and we remain focused on executing against our strategic priorities.”

Products and Solutions Third Quarter 2023 Highlights
•Net revenue of $654 million, down 7% compared to the third quarter 2022
•Gross margin of 38.7%, up 250 basis points compared to the third quarter 2022
•Operating profit of $107 million, including $25 million of restructuring costs, compared to $124 million in the third quarter 2022
•Completed the sale of Genesis Cable business for $87.5 million with transaction closing on October 16
Products and Solutions delivered net revenue of $654 million in the third quarter 2023, down 7% compared to third quarter 2022. Volume declines in the quarter were partially offset by price realization. First Alert smoke and CO detector product sales again performed well, driven by continued expansion in the home builder channel. Inventory remains extended in the HVAC distribution channel and overall end customer demand is being negatively impacted by slower existing home turnover and reduced new home construction.
Gross margin for the quarter was 38.7%, compared to 36.2% in the third quarter 2022. Gross margin expansion reflects improving material costs, reduced freight, and lower direct labor spending, partially offset by lower volumes. Operating profit for the quarter was $107 million or 16.4% of revenue, down from 17.5% in third quarter 2022. Selling, general and administrative and research and development expenses were down $8 million and down $2 million compared to third quarter 2022 as cost savings were partially offset by inflation and targeted investment. Included in the quarter was $25 million in restructuring costs.

During the quarter the company announced an agreement for the sale of Genesis Cable for $87.5 million. The sale, which closed on October 16, 2023, is part of ongoing work to optimize the Products and Solutions product portfolio through identifying and actioning non-core assets to sharpen the focus on core long-term strategic initiatives. Also completed during the third quarter was the purchase of Sfty, a small Norwegian-based provider of life safety monitoring technology for multi-family buildings.
ADI Global Distribution Third Quarter 2023 Highlights
•Net revenue of $900 million, down 1% compared to the third quarter 2022
•Gross margin of 18.3%, down 100 basis points compared to the third quarter 2022
•Operating profit of $60 million, including $10 million of restructuring costs, compared to $78 million in the third quarter 2022
•Continued expansion of digital initiatives, including 5% growth in e-commerce sales compared to third quarter 2022
ADI third quarter 2023 net revenue of $900 million was down $11 million compared to the third quarter 2022. Sales decline in North America was partially offset by growth in the EMEA region. ADI saw strength in the access control category but continued slower demand within residential security category. ADI’s e-commerce channel grew 5% in the third quarter 2023 compared to the prior year period, representing 19% of total ADI net revenue, as the business continues to invest in the expansion of digital capabilities. Overall touchless revenue was 38% of ADI’s total revenue in the quarter.
Gross margin of 18.3% in the third quarter 2023 was down 100 basis points compared to third quarter 2022. The reduction was driven by reduced inflationary pricing benefits that drove higher margin in the comparable period and lower product line margin. Selling, general and administrative expenses were $93 million in third quarter 2023, down 3% compared to 2022, reflecting increased focus on cost management. Investment is continuing to support digital initiatives and system enhancements. Operating profit of $60 million for third quarter 2023 was down 23% from $78 million in third quarter 2022 and included a $10 million restructuring charge.
During the quarter, ADI opened its Dallas super center, a cutting-edge facility designed to optimize supply chain operations, enhance customer service, and provide capacity for continued growth. The new super center represents a significant investment in ADI’s supply chain operations and reinforces the businesses’ commitment to serving customers.
Third Quarter 2023 Financial Performance
Consolidated net revenue was $1.55 billion in third quarter 2023 compared with the prior year third quarter revenue of $1.62 billion. Gross profit margin was 26.8%, up 20 basis points compared to 26.6% in the prior year third quarter. Operating profit of $109 million in third quarter 2023 compared to the prior year quarter’s operating profit of $155 million was down 30%, primarily driven by $38 million in restructuring costs. Total Corporate costs were $58 million, up $11 million from the prior year quarter, driven by $3 million of restructuring costs, timing of expected costs, and an $8 million gain in the prior year quarter. Net income for third quarter 2023 was $21 million, or $0.14 per diluted common share, compared with $63 million, or $0.42 per diluted common share, in the third quarter 2022. Non-GAAP EPS was $0.41 compared with $0.48 in the third quarter last year.
Cash Flow and Liquidity
Net cash provided by operating activities of $60 million in third quarter 2023 compared to $37 million in the third quarter 2022. The increase was driven by working capital improvements compared to the prior year period. At September 30, 2023, Resideo had cash and cash equivalents of $368 million and total outstanding debt of $1.41 billion.
Share Repurchase
As part of the $150 million share repurchase program authorized in early August 2023, Resideo repurchased 1.8 million shares during the third quarter 2023 at a total cost of $30 million.
Outlook
The following table summarizes the Company’s current fourth quarter 2023 and updated full year 2023 outlook. This outlook reflects the sale of Genesis in mid-October, which reduces our previously communicated 2023 outlook by approximately $25 million of revenue and $4 million of operating income.

($ in millions, except per share data)	Q4 2023	2023
Net revenue	$1,495 - $1,545	$6,200 - $6,250
Gross profit margin	26.0% - 27.0%	26.6% - 27.2%
Income from operations	$135 - $155	$535 - $555
GAAP Earnings per share	$0.43 - $0.53	$1.30 - $1.41
Non-GAAP Earnings per share	$0.29 - $0.39	$1.39 - $1.50
Non-GAAP Adjusted EBITDA	$126 - $146	$542 - $562
Conference Call and Webcast Details
Resideo will hold a conference call with investors on November 1, 2023, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo Third Quarter 2023 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through our ADI Global Distribution business, we are also a leading wholesale distributor of low-voltage security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data com, wire and cable, and smart home solutions. For more information about Resideo, please visit www.resideo.com.

Contacts:

Investors:	Media:
Jason Willey	Garrett Terry
Vice President, Investor Relations	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the fourth quarter 2023 and full year 2023, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint (3) the disruption to our business and global economy caused by the lingering effects of COVID-19, (4) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (5) risks related to our recently completed acquisitions including our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (6) the Company’s announced share repurchase program, the timing, purchase price and number of additional shares purchased under such program, if at all, the sources of funds under the repurchase program and the impacts of the repurchase program, and (7) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release and accompanying earnings material includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non- GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

The Company discloses a tabular comparison of Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Net Income per diluted common share, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted Income from Operations, each of which is a non-GAAP measure, because management believes that they are instrumental in comparing the results from period to period. Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Net Income per diluted common share, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted Income from Operations should not be considered in isolation or as a substitute for Net Income, Net Income per diluted common share or Income from operations, as applicable, as reported on the face of our consolidated statements of operations. We define Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income per diluted common share as Net Income and Net income per diluted common share, respectively, as set forth on the face of our consolidated statements of operations, adjusted for the following items: pension settlement loss, restructuring and impairment expenses; acquisition/divestiture related costs, divestiture loss, litigation settlement, net of insurance proceeds, Tax Matters Agreement gain, foreign exchange transaction loss (income), and tax effect of applicable non-GAAP adjustments. We define Non-GAAP Adjusted EBITDA as Net Income as set forth on the face of our consolidated statements of operations, adjusted for the following items: provision for income taxes; depreciation and amortization; interest expense, net; stock-based compensation expense, pension settlement loss, restructuring and impairment expenses; acquisition/divestiture related costs, divestiture loss, litigation settlement, net of insurance proceeds, and Tax Matters Agreement gain, and foreign exchange transaction loss (income). We define Non-GAAP Adjusted Income from Operations as Income from operations as set forth on the face of our consolidated statements of operations, adjusted for the following items: stock-based compensation expense, restructuring and impairment charges, and acquisition/divestiture related costs. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q3 2023				YTD 2023
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$654	$900	$—	$1,554	$1,989	$2,716	$—	$4,705
Cost of goods sold	401	735	1	1,137	1,227	2,202	3	3,432
Gross profit (loss)	253	165	(1)	417	762	514	(3)	1,273
Research and development expenses	27	—	1	28	82	—	2	84
Selling, general and administrative expenses	88	93	52	233	284	283	152	719
Intangible asset amortization	6	2	1	9	17	8	3	28
Restructuring and impairment expenses	25	10	3	38	27	12	3	42
Income (loss) from operations	$107	$60	$(58)	$109	$352	$211	$(163)	$400

	Q3 2022				YTD 2022
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$707	$911	$—	$1,618	$2,090	$2,720	$—	$4,810
Cost of goods sold	451	735	2	1,188	1,280	2,190	5	3,475
Gross profit (loss)	256	176	(2)	430	810	530	(5)	1,335
Research and development expenses	29	—	—	29	80	—	1	81
Selling, general and administrative expenses	96	96	44	236	283	281	152	716
Intangible asset amortization	7	2	1	10	16	5	4	25
Restructuring and impairment expenses	—	—	—	—	—	—	—	—
Income (loss) from operations	$124	$78	$(47)	$155	$431	$244	$(162)	$513

	Q3 2023 % change compared with prior period				YTD 2023 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	(7)%	(1)%	N/A	(4)%	(5)%	—%	N/A	(2)%
Cost of goods sold	(11)%	—%	(50)%	(4)%	(4)%	1%	(40)%	(1)%
Gross profit (loss)	(1)%	(6)%	(50)%	(3)%	(6)%	(3)%	(40)%	(5)%
Research and development expenses	(7)%	N/A	N/A	(3)%	3%	N/A	100%	4%
Selling, general and administrative expenses	(8)%	(3)%	18%	(1)%	—%	1%	—%	—%
Intangible asset amortization	(14)%	—%	—%	(10)%	6%	60%	(25)%	12%
Restructuring and impairment expenses	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Income (loss) from operations	(14)%	(23)%	23%	(30)%	(18)%	(14)%	1%	(22)%

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net revenue	$1,554	$1,618	$4,705	$4,810
Cost of goods sold	1,137	1,188	3,432	3,475
Gross profit	417	430	1,273	1,335
Operating expenses:
Research and development expenses	28	29	84	81
Selling, general and administrative expenses	233	236	719	716
Intangible asset amortization	9	10	28	25
Restructuring and impairment expenses	38	—	42	—
Total operating expenses	308	275	873	822
Income from operations	109	155	400	513
Reimbursement Agreement expense (1)	43	30	128	116
Other expenses, net	13	$14	10	10
Interest expense, net	16	15	50	39
Income before taxes	37	96	212	348
Provision for income taxes	16	33	84	104
Net income	$21	$63	$128	$244

Earnings per share:
Basic	$0.14	$0.43	$0.87	$1.68
Diluted	$0.14	$0.42	$0.86	$1.64

Weighted average number of shares outstanding:
Basic	147	146	147	145
Diluted	148	149	149	149
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$43	$30	$128	$116
Cash payments made to Honeywell	(35)	(35)	(105)	(105)
Accrual increase, non-cash component in period	$8	$(5)	$23	$11
Refer to Note 16. Commitments and Contingencies in our Form 10Q for the period ended September 30, 2023 for further discussion.

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$368	$326
Accounts receivable, net	988	1,002
Inventories, net	970	975
Other current assets	289	199
Total current assets	2,615	2,502

Property, plant and equipment, net	380	366
Goodwill	2,687	2,724
Intangible assets, net	456	475
Other assets	321	320
Total assets	$6,459	$6,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$863	$894
Current portion of long-term debt	12	12
Accrued liabilities	592	640
Total current liabilities	1,467	1,546

Long-term debt	1,397	1,404
Obligations payable under Indemnification Agreements	599	580
Other liabilities	351	328
Total liabilities	3,814	3,858

Stockholders’ equity
Common stock, $0.001 par value: 700 shares authorized, 151 and 146 shares issued and outstanding at September 30, 2023, respectively, and 148 and 146 shares issued and outstanding at December 31, 2022, respectively	—	—
Additional paid-in capital	2,219	2,176
Retained earnings	728	600
Accumulated other comprehensive loss, net	(221)	(212)
Treasury stock at cost	(81)	(35)
Total stockholders’ equity	2,645	2,529
Total liabilities and stockholders’ equity	$6,459	$6,387

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Cash Flows From Operating Activities:
Net income	$21	$63	$128	$244
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	22	24	71	69
Restructuring and impairment expenses	38	—	42	—
Stock-based compensation expense	11	14	36	36
Other, net	—	13	2	8
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	26	3	(9)	(142)
Inventories, net	11	(2)	(4)	(129)
Other current assets	(8)	(17)	(5)	(38)
Accounts payable	(58)	(49)	(14)	5
Accrued liabilities	(20)	22	(114)	(25)
Other, net	17	(34)	44	(15)
Net cash provided by operating activities	60	37	177	13
Cash Flows From Investing Activities:
Capital expenditures	(25)	(10)	(74)	(34)
Acquisitions, net of cash acquired	(10)	(27)	(16)	(660)
Other investing activities, net	—	—	—	(13)
Net cash used in investing activities	(35)	(37)	(90)	(707)
Cash Flows From Financing Activities:
Common stock repurchases	(28)	—	(28)	—
Proceeds from issuance of A&R Term B Facility	—	—	—	200
Repayments of long-term debt	(3)	(3)	(9)	(9)
Other financing activities, net	2	2	(10)	(9)
Net cash (used in) provided by financing activities	(29)	(1)	(47)	182
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(9)	1	1	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(13)	—	41	(524)
Cash, cash equivalents and restricted cash at beginning of period	383	255	329	779
Cash, cash equivalents and restricted cash at end of period	$370	$255	$370	$255

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
GAAP Net income applicable to common shares	$21	$63	$128	$244
Restructuring and impairment expenses	38	—	42	—
Acquisition and divestiture related costs	1	—	1	10
Divestiture loss	—	5	—	5
Litigation settlement, net of insurance proceeds	—	14	—	14
Pension settlement loss	3	—	6	—
Tax Matters Agreement gain	—	(8)	(4)	(8)
Foreign exchange transaction loss (income)	10	—	2	(1)
Tax effect of applicable non-GAAP adjustments (1)	(13)	(3)	(12)	(5)
Non-GAAP Adjusted net income applicable to common shares	$60	$71	$163	$259

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
GAAP Net income per diluted common share	$0.14	$0.42	$0.86	$1.64
Restructuring and impairment expenses	0.26	—	0.28	—
Acquisition and divestiture related costs	0.01	—	0.01	0.07
Divestiture loss	—	0.03	—	0.03
Litigation settlement, net of insurance proceeds	—	0.10	—	0.09
Pension settlement loss	0.02	—	0.04	—
Tax Matters Agreement gain	—	(0.05)	(0.03)	(0.05)
Foreign exchange transaction loss (income)	0.07	—	0.01	(0.01)
Tax effect of applicable non-GAAP adjustments (1)	(0.09)	(0.02)	(0.08)	(0.03)
Non-GAAP Adjusted net income per diluted common share	$0.41	$0.48	$1.09	$1.74

(1)We calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for the three and nine months ended September 30, 2023 and October 1, 2022.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net revenue	$1,554	$1,618	$4,705	$4,810

GAAP Net income applicable to common shares	$21	$63	$128	$244
Provision for income taxes	16	33	84	104
GAAP Income before taxes	37	96	212	348
Depreciation and amortization	22	24	71	69
Interest expense, net	16	15	50	39
Stock-based compensation expense	11	14	36	36
Pension settlement loss	3	—	6	—
Restructuring and impairment expenses	38	—	42	—
Acquisition and divestiture related costs	1	—	1	10
Divestiture loss	—	5	—	5
Litigation settlement, net of insurance proceeds	—	14	—	14
Tax Matters Agreement gain	—	(8)	(4)	(8)
Foreign exchange transaction loss (income)	10	—	2	(1)
Non-GAAP Adjusted EBITDA	$138	$160	$416	$512
Non-GAAP Adjusted EBITDA as a % of net revenue	8.9%	9.9%	8.8%	10.6%

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net revenue	$654	$707	$1,989	$2,090

GAAP Income from operations	$107	$124	$352	$431
Stock-based compensation expense	4	5	13	13
Restructuring and impairment expenses	25	—	27	—
Acquisition and divestiture related costs	1	—	1	—
Non-GAAP Adjusted Income from Operations	$137	$129	$393	$444

Depreciation and amortization	16	17	51	50
Non-GAAP Adjusted EBITDA	$153	$146	$444	$494
Non-GAAP Adjusted EBITDA as a % of net revenue	23.4%	20.7%	22.3%	23.6%

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net revenue	$900	$911	$2,716	$2,720

GAAP Income from operations	$60	$78	$211	$244
Stock-based compensation expense	1	2	4	6
Pension settlement loss	—	—	—	—
Restructuring and impairment expenses	10	—	12	—
Divestiture loss	—	5	—	5
Non-GAAP Adjusted Income from Operations	$71	$85	$227	$255

Depreciation and amortization	4	4	13	10
Non-GAAP Adjusted EBITDA	$75	$89	$240	$265
Non-GAAP Adjusted EBITDA as a % of net revenue	8.3%	9.8%	8.8%	9.7%

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Q4 2023		Fiscal Year 2023
(in millions, except per share data)	Low	High	Low	High
GAAP Net income per diluted common share	$0.43	$0.53	$1.30	$1.41
Restructuring and impairment expenses	—	—	0.28	0.28
Pension settlement loss (1)	—	—	0.04	0.04
Foreign exchange transaction loss (1)	—	—	0.01	0.01
Acquisition related costs	—	—	0.01	0.01
Divestiture gain, net of tax	(0.19)	(0.19)	(0.19)	(0.19)
Tax Matters Agreement gain	—	—	(0.03)	(0.03)
Tax effect of applicable non-GAAP adjustments (2)	0.05	0.05	(0.03)	(0.03)
Non-GAAP Adjusted net income per diluted common share	$0.29	$0.39	$1.39	$1.50

(1)We are unable to estimate the fourth quarter 2023 amounts. The Fiscal Year 2023 amounts represent actual results through the nine months ended September 30, 2023.

(2)We calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for fourth quarter 2023 and full year 2023.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Q4 2023		Fiscal Year 2023
(in millions)	Low	High	Low	High
Net revenue	$1,495	$1,545	$6,200	$6,250

GAAP Net income applicable to common shares	$63	$79	$194	$210
Provision for income taxes	27	31	108	112
GAAP Income before taxes	90	110	302	322
Depreciation and amortization	27	27	98	98
Interest expense, net	19	19	69	69
Stock-based compensation expense	14	14	50	50
Restructuring and impairment expenses	—	—	42	42
Pension settlement loss (1)	—	—	6	6
Foreign exchange transaction loss (1)	—	—	2	2
Acquisition related costs	—	—	1	1
Divestiture gain	(24)	(24)	(24)	(24)
Tax Matters Agreement gain	—	—	(4)	(4)
Non-GAAP Adjusted EBITDA	$126	$146	$542	$562
Non-GAAP Adjusted EBITDA as a % of net revenue	8.4%	9.4%	8.7%	9.0%

(1)We are unable to estimate the fourth quarter 2023 amounts. The Fiscal Year 2023 amounts represent actual results through the nine months ended September 30, 2023.